Exhibit 10.48
Las Vegas Sands Corp.
2004 EQUITY AWARD PLAN
RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made, effective as of the  _____  day of  _____, 201__, (hereinafter the “Award Date”), between Las Vegas Sands Corp., a Nevada corporation (the “Company”), and  _____  (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Las Vegas Sands Corp. 2004 Equity Award Plan (the “Plan”), pursuant to which awards of restricted shares of the Company’s Common Stock may be granted; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1. Grant of Restricted Stock Award. The Company hereby grants on the Date of Grant to the Participant a Restricted Stock Award consisting of  _____  shares of Common Stock (hereinafter called the “Restricted Shares”), on the term and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3(a) hereof.
2. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
3. Terms and Conditions.
(a) Vesting. Except as otherwise provided in the Plan and this Agreement, the Restricted Stock Award shall vest with respect to  _____  percent (_____%) of the Restricted Shares subject thereto (and the restrictions on such Shares shall lapse), on each of the first through  _____  anniversaries of  __________. Restricted Shares may not be sold until they “vest”.

(b) Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment may be made in the form of cash. The Participant also may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (i) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the exercise or settlement of the Restricted Stock Award a number of shares with a Fair Market Value equal to such withholding liability.
(c) Certificates. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company an escrow agreement and stock powers, duly endorsed in blank, relating to the Restricted Shares. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, and shall be deposited, together with the stock powers, with an escrow agent designated by the Committee (who may be the Company’s transfer agent), and shall remain in the physical custody of such escrow agent at all times prior to, in the case of any particular Restricted Shares, the applicable Vesting Date.
(d) Effect of Termination of Employment or Services.
(i) Except as provided in subsection (ii) of this Section 3(d), unvested Restricted Shares shall be forfeited without consideration by the Participant at any time prior to the applicable Vesting Date upon the Participant’s termination of employment or services with the Company for any reason.
(ii) Upon the termination of Participant’s employment or services due to death, any remaining unvested Restricted Shares shall vest on the date of such termination.
(iii) Status as Employee or Consultant. For the sake of clarity, if (A) the Participant’s relationship with the Company or any Affiliate changes from employee to consultant or independent contractor, or from consultant or independent contractor to employee, or (B) the Participant transfers from employment or service with the Company, to employment or service with any Affiliate of the Company, or vice-versa, or from employment or service with any Affiliate of the Company to employment or service with any other Affiliate of the Company, or vice-versa, the Participant shall not be deemed to have terminated employment or service for purposes of this Agreement.

(e) Rights as a Stockholder; Dividends . The Participant shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to Section 3(d) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares; provided that any cash or in-kind dividends paid with respect to unvested Restricted Shares shall be withheld by the Company and shall be paid to the Participant, without interest, only when, and if, such Restricted Shares shall become vested. As soon as practicable following the vesting of any Restricted Shares, certificates for such vested Restricted Shares and any cash dividends or in-kind dividends credited to the Participant’s account with respect to such Restricted Shares shall be delivered to the Participant or the Participant’s beneficiary along with the stock powers relating thereto.
(f) Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Las Vegas Sands Corp. 2004 Equity Award Plan and a Restricted Stock Award Agreement, dated as of  __________, 201__, between Las Vegas Sands Corp. and  __________. Copies of such Plan and Agreement are on file at the offices of Las Vegas Sands Corp.
(g) Transferability. The Restricted Shares may not at any time prior to vesting be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(h) Compliance with Legal Requirements. The granting and delivery of the Restricted Shares, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of the Restricted Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Restricted Shares in compliance with applicable laws, rules and regulations.

4. Miscellaneous.
(a) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Office of the General Counsel
if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(d) Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(e) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(g) Entire Agreement; Effect of Employment Agreement, etc.; Amendment. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, negotiations and agreements in respect thereto; provided, however, that if a provision of an effective employment, services, change in control or other written agreement (including any offer letter, term sheet or similar written agreement) between the Participant and the Company (or any Affiliate of the Company) is in conflict with a provision of this Agreement, the provision that is more favorable to the Participant shall control.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(h) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEVADA. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN CLARK COUNTY, NEVADA. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
(i) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(k) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Las Vegas Sands Corp.

By:

Name:
Title:

[type in name of participant]